SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


                        Date of Report: December 6, 1995






                          LEE ENTERPRISES, INCORPORATED
             (Exact name of registrant as specified in its charter)

        Delaware                    1-6227                  42-0823980
(State or other jurisdiction     (Commission                (IRS Employer
 of incorporation)               File Number)               Identification No.)


215 N. Main Street, Davenport, Iowa                 52801-1924
--------------------------------------------------------------
(Address of principal executive offices)             Zip Code


                                 (319) 383-2100
              (Registrant's telephone number, including area code)





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Item 5.           Other Events.

                           On November 9, 1995, the Company's Board of Directors
                  declared a two for one stock split to be effected by means of a 100% stock dividend. The distribution will be made on December 8, 1995 to Common and Class B Common stockholders of record on the close of business on November 20, 1995, at the rate of one share of Common Stock for each share of Common Stock outstanding, and one share of Class B Common Stock for each share of Class B Common Stock outstanding, in each instance as of November 20, 1995. As of November 20, 1995, there were 17,111,993 shares of Common Stock and 6,584,931 shares of Class B Common Stock outstanding. The Company anticipates that the maximum number of shares which will be issued as a result of the stock dividend will be 17,111,993 shares of Common Stock and 6,584,931 shares of Class B Common Stock. As of December 8, 1995, after giving effect to the two for one stock split, the Company anticipates that there will be 34,223,986 shares of Common Stock and 13,169,862 shares of Class B Common Stock outstanding.


                                   Signatures

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   LEE ENTERPRISES, INCORPORATED
                                                              (Registrant)



                                                   By  /s/ G. Christopher Wahlig
                                                       -------------------------
                                                           G. Christopher Wahlig
                                                        Chief Accounting Officer



Dated:  December 5, 1995